Chanticleer Holdings Reports Asset and Revenue Growth, Improvement in Gross Margins and
Restaurant EBITDA for the Nine Months Ended September 30, 2013

CHARLOTTE, NC – November 15, 2013 - Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer” or “the Company”), a franchisee of international Hooters® restaurants and a minority owner in the privately held parent company of the Hooters® brand, Hooters of America, (“HOA”), and owner of American Roadside Burgers Inc (“ARB”), a Charlotte, N.C. based chain, announced its financial results for the three and nine months ended September 30, 2013.

Highlights Include:

•	On September 30, 2013, the Company completed our acquisition of 100% of American Roadside Burgers, Inc. (“ARB”). The Company issued 740,000 shares of its common stock and warrants to acquire 740,000 shares of common stock for $5.00 per share. In connection with the acquisition of ARB and the related management team, the Company acquired a strategic opportunity to participate in a high-growth space with an already established brand. The Company’s plan is to continue to expand the American Roadside chain as opportunities occur, which has the potential to bring additional revenue and profits to the Company in the future. The acquisition provides the Company with advisory services from one of the nation’s leading restaurant executives, Tom Lewison. The Company also hired Rich Adams, a 35 year food service veteran, as Chief Operating Officer.
•	Restaurant revenue for the third quarter 2013 decreased 7.6% to $1.6 million, compared with $1.7 million in the third quarter 2012. This decrease is primarily from a decrease in the South African (“SA”) currency exchange rate to the U.S. dollar (“USD”); revenues measured in local currency increased 3.6%. Restaurant revenue for the nine months ended September 30, 2013 increased 1.5% to $4.9 million, compared with $4.8 million in the third quarter 2012. This increase occurred from having five Hooters locations operating for the full nine months of 2013, offset by the aforementioned exchange rate decline.
•	As of September 30, 2013, the Company had eleven restaurants (10 consolidated and one joint venture) compared with six restaurants (five consolidated and one joint venture) as of September 30, 2012.
•	Restaurant gross profit margins for the third quarter 2013 improved 5.3% to 63.5% compared with 58.2% in the same period a year ago. Restaurant gross profit margins for the nine months ended September 30, 2013 improved 4.0% to 62.2% compared with 58.2% in the third quarter 2012.
•	Same-store net sales for restaurants opened more than a year increased 3.6% and 5.3% in South Africa currency (Rands) for the three and nine months ended September 30, 2013, respectively compared with last year.
•	Restaurant EBITDA for the three months ended September 30, 2013 and 2012 was approximately $83,000 and $54,000, respectively, an increase of 53.7%. Restaurant EBITDA for the nine months ended September 30, 2013 and 2012 was $195,000 and $153,000, respectively, an increase of 27.5%. Our improved gross margins were offset by an increase in operating expenses, including professional fees and higher payroll costs.

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•	Net loss attributable to Chanticleer Holdings, Inc. from continuing operations for the third quarter 2013 was $1.4 million or $0.38 per share, compared with $721,000 or $0.19 per share for the year-ago third quarter. Total net loss for the 2013 third quarter was $1.4 million or $0.38 per share, compared with $740,000 or $0.20 per share. The increase was primarily attributable to an increase in general and administrative expenses (“G&A”) and interest expense.
•	Net loss attributable to Chanticleer Holdings, Inc. from continuing operations for the nine months ended September 30, 2013 was $2.8 million or $0.77 per share, compared with $2.2 million or $1.00 per share for the year-ago period. Total net loss for the nine months ended September 30, 2013 was $2.9 million or $0.77 per share, compared with $2.3 million or $1.06 per share. The increase was primarily attributable to an increase in G&A and interest expense.

Subsequent to September 30, 2013, the Company had significant announcements:

•	The Company assumed operating control of ARB on October 1, 2013. ARB is a five store burger chain currently operating 1 location in Smithtown, NY, 2 in Charlotte, NC, 1 in Columbia, SC and 1 in Greenville, SC.
•	On October 17, 2013, the Company raised $2,500,000 in a private placement, pursuant to which the Company sold an aggregate of 666,667 Units (the “Units”) at a purchase price of $3.75 per Unit (“Unit Price”). Each Unit consists of (a) one (1) share of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (b) one (1) five (5) year warrant, exercisable after twelve (12) months, to purchase one (1) share of common stock at an initial exercise price of five dollars ($5.00) (the “Warrants”).
•	On November 6, 2013, the Company finalized the acquisition of the Hooters Nottingham restaurant for it’s previously announced purchase price of $3,150,000. On November 7, 2013, the Company took operating control of Hooters Nottingham .The restaurant will continue under it’s current management team who have over 20 years combined experience at this restaurant.
•	On November 4, 2013, the Company entered into a Subscription Agreement with JF Restaurants, LLC (“JFR”), JF Franchising Systems, LLC (“JFFS”) (collectively “Just Fresh”), and the Preferred Members (the “Members” or collectively, the “Sellers”) for the purchase of a fifty one percent (51%) ownership interest in each entity. The total purchase price was $560,000 and the final closing is contingent upon the Members’ conversion of all outstanding Member notes and loans into ownership interest, to be held no later than November 20, 2013. Just Fresh currently operates five restaurants in the Charlotte, North Carolina area that offer fresh-squeezed juices, gourmet coffee, fresh-baked goods and premium-quality, made-to-order sandwiches, salads and soups.
•	On November 7, 2013, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with three accredited investors (the “Investors”), pursuant to which the Company sold to the Investors an aggregate of 160,000 Units (the “Units”) at a purchase price of $5.00 per Unit (“Unit Price”), closing a $800,000 private placement (the “Private Placement”). The aggregate purchase price we received from the sale of the Units was $800,000. Each Unit consists of (a) one (1) share of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (b) one (1) five (5) year warrant to purchase one (1) share of common stock. One half (80,000) of the available warrants are available at an initial exercise price of five dollars and fifty cents ($5.50), while the remaining half (80,000) of the warrants are available at an initial exercise price of seven dollars ($7.00) (the “Warrants”).

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Mike Pruitt, Chairman and CEO of Chanticleer, commented: “We are excited to add American Roadside Burgers and Hooters Nottingham to our portfolio of restaurant companies heading into the fourth quarter of 2013. Revenue growth, gross margin improvement and growth in restaurant EBITDA give us good momentum as we enter the fourth quarter. In November we closed our purchase of the existing Hooters restaurant in Nottingham, England, which has been profitable for some time. The purchase price was $3,150,000 and the current management team will remain to operate the restaurant. Going forward, we will continue to evaluate restaurant and other opportunities at home and abroad, as well as continue to focus on performance improvement in our existing operations.”

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In addition to disclosing financial results prepared in accordance with GAAP, the company discloses information regarding EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, EBITDA also excludes pre-opening costs for our restaurants, non-cash expenses for services, change in fair value of derivative liability and gain on extinguishment of debt. EBITDA is not a measure of performance defined in accordance with GAAP. However, EBITDA is used internally in planning and evaluating the company's operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the company's operations that, when coupled with the GAAP results, provides a more complete understanding of the company's financial results.

EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company's performance. A reconciliation of GAAP net income (loss) to EBITDA is included in the accompanying financial schedules.

About Chanticleer Holdings, Inc.

Chanticleer Holdings (HOTR) is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets and American Roadside Burgers Inc (“ARB”), a Charlotte, N.C. based chain. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of seven Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia; Budapest in Hungary; and Nottingham in the United Kingdom. ARB, purchased by Chanticleer Holdings on October 1, 2013, has a total of 5 casual restaurants—1 location in Smithtown, N.Y., 2 locations in Charlotte, N.C., 1 location in Columbia, S.C., and the newest location is in Greenville, S.C

For further information, please visit www.chanticleerholdings.com
Facebook: www.Facebook.com/ChanticleerHOTR
Twitter: http://Twitter.com/ChanticleerHOTR

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For further information on Hooters of America, visit www.Hooters.com
Facebook: www.Facebook.com/Hooters
Twitter: http://Twitter.com/Hooters

Safe Harbor/Risk Factors

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Operating losses continuing for the foreseeable future; we may never be profitable;

•	Our business strategy includes operating a new line of business that is distinct and separate from our primary existing operations, which could be subject to additional business and operating risks;

•	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;

•	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;

•	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;

•	Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;

•	Our business depends on our relationship with Hooters;

•	We do not have full operational control over the businesses of our franchise partners;

•	Failure by Hooters to protect its intellectual property rights, including its brand image;

•	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;

•	Increases in costs, including food, labor and energy prices;

•	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;

•	Constraints could effect our ability to maintain competitive cost structure, including, but not limited to labor constraints;
•	Work stoppages at our restaurants or supplier facilities or other interruptions of production;
•	Our food service business and the restaurant industry are subject to extensive government regulation;
•	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;
•	Inherent risk in foreign operation;
•	We may not attain our target development goals and aggressive development could cannibalize existing sales;
•	Current conditions in the global financial markets and the distressed economy;
•	A decline in market share or failure to achieve growth;
•	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;
•	Adverse effects on our operations resulting from the current class action litigation in which the Company is one of several defendants;
•	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments;
•	Adverse effects on our operations resulting from certain geo-political or other events.

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Chanticleer cannot be certain that any expectation, forecast, or assumption made in preparing any forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its Web site or otherwise. We undertake no obligation to update the forward-looking statements provided to reflect events or circumstances that occur after the date on which they were made. Further information on our business, including important factors which could affect actual results are discussed in the Company's filings with the SEC, including its Annual Report on Form 10-K under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Contact:

Chanticleer Holdings, Inc.
Mike Pruitt
Chairman/CEO
Phone: 704.366.5122 x 1
mp@chanticleerholdings.com

Eric Lederer
CFO
Phone: 704.366.5736
elederer@chanticleerholdings.com

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Chanticleer Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash	$213,229	$1,223,803
Restricted cash	3,000,000	-
Accounts receivable	156,235	161,073
Other receivable	159,666	85,473
Inventory	198,274	227,023
Due from related parties	116,305	117,899
Prepaid expenses	436,219	170,769
Assets of discontinued operations	51,804	44,335
TOTAL CURRENT ASSETS	4,331,732	2,030,375
Property and equipment, net	5,047,122	2,316,146
Goodwill	2,053,946	396,487
Intangible assets, net	2,398,919	559,832
Investments at fair value	12,062	56,949
Other investments	1,970,796	2,116,915
Deposits and other assets	213,437	169,727
TOTAL ASSETS	$16,028,014	$7,646,431

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit and notes payable	$625,959	$236,110
Derivative liability	2,341,500	-
Accounts payable and accrued expenses	1,550,827	1,108,305
Advances from investors	575,000	-
Other current liabilities	105,453	361,586
Current maturities of capital leases payable	47,186	27,965
Deferred rent	19,561	10,825
Due to related parties	12,191	13,733
Liabilities of discontinued operations	9,881	14,328
TOTAL CURRENT LIABILITIES	5,287,558	1,772,852
Capital leases, less current maturities	63,032	60,518
Convertible note payable, net of debt discount of $2,833,333	166,667	-
Deferred rent and occupancy liability	1,204,999	98,448
Other liabilities	100,647	186,060
TOTAL LIABILITIES	6,822,903	2,117,878
Commitments and contingencies

Stockholders' equity:
Common stock: $0.0001 par value; authorized 20,000,000
shares; issued and outstanding 4,467,896 and 3,698,896
shares at September 30, 2013 and December 31, 2012, respectively	446	370
Additional paid in capital	21,501,399	14,898,423
Other comprehensive loss	(155,872)	(181,741)
Accumulated deficit	(12,126,946)	(9,258,697)
Non-controlling interest	(13,916)	70,198
TOTAL STOCKHOLDERS' EQUITY	9,205,111	5,528,553
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$16,028,014	$7,646,431

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Chanticleer Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
	For the Three Months Ended
	September 30,
	2013	2012
Revenue:
Restaurant sales, net	$1,581,245	$1,710,632
Management fee income - non-affiliates	25,000	25,000
Total revenue	1,606,245	1,735,632
Expenses:
Restaurant cost of sales	577,299	714,551
Restaurant operating expenses	920,630	943,618
Restaurant pre-opening expenses	7,337	125,947
General and administrative expenses	943,632	614,980
Depreciation and amortization	129,126	97,883
Total expenses	2,578,024	2,496,979
Loss from operations	(971,779)	(761,347)
Other income (expense)
Equity in (losses) gains of investments	(13,131)	33,412
Miscellaneous income	-	1,153
Change in fair value of derivative liability	(75,900)	-
Interest expense	(383,595)	(39,583)
Total other expense	(472,626)	(5,018)
Loss from continuing operations before income taxes	(1,444,405)	(766,365)
Provision for income taxes	6,019	7,997
Loss from continuing operations	(1,450,424)	(774,362)
Loss from discontinued operations, net of taxes	(4,403)	(18,913)
Consolidated net loss	(1,454,827)	(793,275)
Less: Net loss attributable to non-controlling interest	31,355	53,509
Net loss attributable to Chanticleer Holdings, Inc.	$(1,423,472)	$(739,766)

Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(1,419,069)	$(720,853)
Loss from discontinued operations	(4,403)	(18,913)
	$(1,423,472)	$(739,766)
Other comprehensive (loss) income:
Unrealized loss on available-for-sale securities (none applies to
non-controlling interest)	$(7,922)	$(26,404)
Foreign currency translation gain	15,841	46,511
Other comprehensive loss	$(1,415,553)	$(719,659)
Net loss per attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common shareholders, basic and diluted	$(0.38)	$(0.19)
Discontinued operations attributable to common shareholders, basic and diluted	(0.00)	(0.01)
	$(0.38)	$(0.20)
Weighted average shares outstanding, basic and diluted	3,704,526	3,698,896

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Chanticleer Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
	For the Nine Months Ended
	September 30,
	2013	2012
Revenue:
Restaurant sales, net	$4,864,410	$4,794,250
Management fee income - non-affiliates	75,000	75,000
Total revenue	4,939,410	4,869,250
Expenses:
Restaurant cost of sales	1,840,535	2,005,714
Restaurant operating expenses	2,833,035	2,636,240
Restaurant pre-opening expenses	17,538	190,167
General and administrative expenses	2,294,370	1,669,956
Depreciation and amortization	373,226	265,068
Total expenses	7,358,704	6,767,145
Loss from operations	(2,419,294)	(1,897,895)
Other income (expense)
Equity in losses of investments	(46,184)	(10,474)
Gain on extinguishment of debt	70,900	-
Miscellaneous income	3,785	1,153
Change in fair value of derivative liability	(75,900)	-
Interest expense	(438,941)	(432,795)
Total other expense	(486,340)	(442,116)
Loss from continuing operations before income taxes	(2,905,634)	(2,340,011)
Provision for income taxes	27,216	7,997
Loss from continuing operations	(2,932,850)	(2,348,008)
Loss from discontinued operations, net of taxes	(19,513)	(124,872)
Consolidated net loss	(2,952,363)	(2,472,880)
Less: Net loss attributable to non-controlling interest	84,114	185,711
Net loss attributable to Chanticleer Holdings, Inc.	$(2,868,249)	$(2,287,169)

Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(2,848,736)	$(2,162,297)
Loss from discontinued operations	(19,513)	(124,872)
	$(2,868,249)	$(2,287,169)
Other comprehensive (loss) income:
Unrealized loss on available-for-sale securities (none applies to
non-controlling interest)	$(44,887)	$(264,044)
Foreign currency translation gain	70,756	45,464
Other comprehensive loss	$(2,842,380)	$(2,505,749)
Net loss attributable to Chanticleer Holdings, Inc,. per common share, basic and diluted:
Continuing operations attributable to common shareholders, basic and diluted	$(0.77)	$(1.00)
Discontinued operations attributable to common shareholders, basic and diluted	(0.01)	$(0.06)
	$(0.77)	$(1.06)
Weighted average shares outstanding, basic and diluted	3,701,804	2,153,148

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Chanticleer Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended
	September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(2,932,850)	$(2,348,008)
Less: net loss from discontinued operations	(19,513)	(124,872)
Net loss from continuing operations	(2,952,363)	(2,472,880)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	373,226	265,068
Equity in losses of investments	46,184	10,474
Amortization of warrants	272,529	120,632
Common stock issued for services	124,720	25,606
Gain on debt extinguishment	(70,900)	-
Amortization of debt discount	166,667	-
Interest expense	150,200	-
Change in fair value of derivative liablility	75,900	-
Decrease (increase) in accounts and other receivables	46,427	(87,586)
Increase in prepaid expenses and other assets	(108,942)	(178,976)
Decrease (increase) in inventory	86,496	(75,289)
Increase in accounts payable and accrued expenses	105,314	477,250
Increase in deferred rent	14,670	17,315
Increase in income taxes payable	-	7,997
Repayment (advance) from related parties for working capital	52	(89,587)
Net cash used in operating activities from continuing operations	(1,669,820)	(1,979,976)
Net cash used in operating activities from discontined operations	(11,917)	(16,007)
Net cash used in operating activities	(1,681,737)	(1,995,983)

Cash flows from investing activities:
Proceeds from non-controlling interests	-	90,000
Repayments (purchases) of investments	98,434	(1,213,391)
Restricted cash	(3,000,000)	-
Franchise costs	(75,000)	(210,000)
Cash acquired from business combination	53,684	-
Purchase of property and equipment	(86,919)	(1,169,191)
Net cash used in investing activities from continuing operations	(3,009,801)	(2,502,582)
Net cash used in investing activities from discontinued operations	-	-
Net cash used in investing activities	(3,009,801)	(2,502,582)

(Continued)

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Chanticleer Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows, continued
(Unaudited)
	Nine Months Ended
	September 30,
	2013	2012

Cash flows from financing activities:
Sale of Common Stock	-	7,051,464
Advances from investors	575,000	-
Loan proceeds, net	3,342,000	2,915,000
Decrease in other liabilities	(270,646)	(32,313)
Loan and capital lease repayments	(36,821)	(3,967,747)
Net cash provided by financing activities from continuing operations	3,609,533	5,966,404
Net cash (used in) provided by financing activities from discontinued operations	-	-
Net cash provided by financing activities	3,609,533	5,966,404
Effect of exchange rate changes on cash	71,431	45,466
Net change in cash	(1,010,574)	1,513,305
Cash, beginning of period	1,223,803	165,129
Cash, end of period	$213,229	$1,678,434

Supplemental cash flow information:
Cash paid for interest and income taxes:
Interest	$43,920	$237,604
Income taxes	-	-

Non-cash investing and financing activities:
Convertible notes payable exchanged for common stock	$-	$1,907,238
Purchase of equipment using capital leases	53,943	-
Common stock units issued for Hoot limited partner units	-	986,651

Common stock and warrants issued to acquire American Roadside Burgers, Inc. (ARB):
Current assets acquired	$274,211	$-
Property and equipment	2,948,102	-
Goodwill	1,653,016	-
Trade name/trademark	1,784,443	-
Deposits and other assets	98,035	-
Liabilities assumed	(1,490,288)	-
Common stock and warrants issued	(5,321,203)	-

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Reconciliation of net loss from continuing operations to EBITDA
Unaudited
Three months ended September 30, 2013:	Restaurants only
	South Africa	Hungary	Management	Totals
GAAP net loss from continuing operations	$(34,923)	$(28,815)	$(1,386,686)	$(1,450,424)
Interest expense	5,617	-	377,978	383,595
Change in fair value of derivative liablility	-	-	75,900	75,900
Non-cash expenses related to services	-	-	303,650	303,650
Pre-opening expenses	7,337	-	-	7,337
Depreciation and amortization	96,150	31,891	1,085	129,126
Income taxes	6,019	-	-	6,019
EBITDA	$80,200	$3,076	$(628,073)	$(544,797)
Total Restaurants EBITDA		$83,276

Three months ended September 30, 2012:
	South Africa	Hungary	Management	Totals
GAAP net loss from continuing operations	$(66,829)	$(120,424)	$(587,109)	$(774,362)
Interest expense	11,486	-	28,097	39,583
Non-cash expenses related to services			64,769	64,769
Pre-opening costs	(537)	126,484	-	125,947
Depreciation and amortization	85,241	10,198	2,444	97,883
Income taxes	7,997	-	-	7,997
EBITDA	$37,358	$16,258	$(491,799)	$(438,183)
Total Restaurants EBITDA		$53,616

Nine months ended September 30, 2013:	Restaurants only
	South Africa	Hungary	Management	Totals
GAAP net loss from continuing operations	$(71,602)	$(104,600)	$(2,756,648)	$(2,932,850)
Interest expense	28,107	-	410,834	438,941
Change in fair value of derivative liablility			75,900	75,900
Non-cash expenses related to services and warrants			397,249	397,249
Pre-opening expenses	17,538	-	-	17,538
Gain on debt extinguishment	(70,900)			(70,900)
Depreciation and amortization	281,103	87,763	4,360	373,226
Income taxes	27,216	-	-	27,216
EBITDA	$211,462	$(16,837)	$(1,868,305)	$(1,673,680)
Total Restaurants EBITDA		$194,625

Nine months ended September 30, 2012:
	South Africa	Hungary	Management	Totals
GAAP net loss from continuing operations	$(194,905)	$(145,424)	$(2,007,679)	$(2,348,008)
Interest expense	37,515	-	395,280	432,795
Non-cash expenses related to services			146,238	146,238
Pre-opening costs	38,683	151,484	-	190,167
Depreciation and amortization	247,901	10,198	6,969	265,068
Income taxes	7,997	-	-	7,997
EBITDA	$137,191	$16,258	$(1,459,192)	$(1,305,743)
Total Restaurants EBITDA		$153,449

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